EXHIBIT 99.2

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Compuware Corp.	CPWR	Q3 2011 Earnings Call	Jan. 27, 2011
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MANAGEMENT DISCUSSION SECTION

Operator:  Hello and welcome to the Compuware Corporation Third Quarter Results Teleconference. At the request of Compuware, this conference is being recorded for instant replay purposes.

At this time, I’d like to turn the conference over to Ms. Lisa Elkin, Vice President of Communications and Investor Relations for Compuware Corporation. Ms. Elkin, you may begin.

Lisa Elkin, Vice President, Investor Relations, Marketing and Communications

Thank you very much, Doug, and good afternoon, ladies and gentlemen. With me this afternoon are Bob Paul, President and Chief Operating Officer; Laura Fournier, Executive Vice President and Chief Financial Officer; and Pat Stayer, our Senior Vice President of Worldwide Sales.

Certain statements made during this conference call that are not historical facts, including those regarding the company’s future plans, objectives and expected performance, are forward-looking statements within the meaning of the federal securities laws. These forward-looking statements represent our outlook only as of the date of this conference call. While we believe any forward-looking statements we have made are reasonable, actual results could differ materially since the statements are based on our current expectations and are subject to risks and uncertainties.

These risks and uncertainties are discussed in the company’s reports filed with the Securities and Exchange Commission. You should refer to and consider these factors when relying on such forward-looking information. The company does not undertake and expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

For those of you who do not have a copy, I will begin by summarizing the press release. Bob and Laura will then provide details about the quarter and other Compuware business activities. We will then open the call to your questions.

Compuware earns $0.15 per share in Q3. For sixth consecutive quarter, Compuware meets or beats analysts’ consensus estimates for EPS. EPS jumps 36.4% year-over-year. Total revenues increased 7.5% year-over-year. Total APM revenues reach $56.1 million, up 34% on a GAAP basis year-over-year. Covisint revenues grow 32.8% year-over-year to $14.4 million. Non-mainframe solutions revenue up 22.5% on a GAAP basis year-over-year. Professional Services segment contribution margin reaches 15%.

Compuware Corporation, the technology performance company, today announced financial results for its third quarter ended December 31st. Compuware reports third quarter revenues of $247 million, up 7.5% from $229.9 million in Q3 last year. Third quarter earnings per share were $0.15 based upon 225.2 million shares outstanding, up 36.4% from $0.11 based on 231.1 million shares outstanding in Q3 last year. Third quarter net income was $34 million, up 39.3% from $24.4 million in Q3 last year.

During the company’s third quarter, software license fees were $60.2 million, up 15.6% from $52 million in Q3 last year. Maintenance and subscription fees were $124.2 million in the third quarter, up 5.6% from $117.6 million in Q3 last year. Revenue from Professional Services in the third quarter was $62.7 million, up 4.1% from $60.3 million in Q3 last year.

I would now like to turn the call over to Bob.

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Compuware Corp.	CPWR	Q3 2011 Earnings Call	Jan. 27, 2011
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Bob Paul, President and Chief Operating Officer

Thanks, Lisa. Compuware delivered another solid on-target quarter, increasing revenues, operating margin and earnings per share sequentially and year-over-year. Q3 year-over-year comparisons include EPS up 36% and total revenues up more than 7%. The highlight for the quarter includes strong performances is in our mainframe, Covisint and Professional Services business.

Compuware is now consistently achieving business success. We’ve met or exceeded consensus analysts’ expectations for EPS for six straight quarters. We’re vigilantly managing our margins ensuring profitability in our mature businesses. Simultaneously, we’re investing in the businesses that will drive Compuware’s breakout growth both in revenues and in earnings in the years ahead.

For application performance management, we find ourselves with a best-in-class solution in a high growth category. Most companies today are investing in strategic web-based apps, due to the promise of top line revenue growth, improved market share and brand awareness. This dramatic increase in web-based applications, cloud computing, mobile devices and virtualization, all drive a need for greater visibility of application performance inside and outside the firewall.

Compuware has the only solution to this problem that offers a single dashboard with deep-dive analytics across the entire application delivery chain, giving executives and practitioners critical performance information. These capabilities create significant separation from our competitors. Furthermore, we have the ability to measure the apps performance based upon the end user experience, which is the point where IT delivers value to the business. This is the only meaningful way of solving the problem and only Compuware can do it.

Our intention is to further this competitive gap with more disruptive value-based capabilities in the coming quarters. This fiscal year, we’ve gained well over 400 new application performance management customers, a rapid rate of market penetration that I expect to increase.

Gomez has become one of the most important solutions in the Internet business. Q3 was the best bookings quarter in Gomez history, with 31% year-over-year bookings growth on a pro forma basis to more than $28 million. Gomez also delivered nearly 26% year-over-year revenue growth on a pro forma basis to $18 million.

We added 133 net new Gomez customers in Q3. We continue to mature our ability to sell and deliver Gomez internationally. In Q3, we added a number of cornerstone international customers, including a leading sports apparel brand, the world’s second largest telecom company, and one of the world’s most important data protection firms.

Our infrastructure expansion will continue outside of North America, which will further bolster our growth in coming quarters. Total APM revenues made up of Gomez and Vantage were strong year-over-year, in fact up 34% on a GAAP basis. Vantage license fees and maintenance were both up year-over-year and sequentially, but just short of our goals due to nothing more than a few deals slipping at the end of the quarter. As a result, our overall Q4 pipeline for Vantage is stronger than we expected.

In Q3, we also strengthened our competitive positioning in APM with our acquisition of BEZ Systems. This is a great example of gaining competitive advantage faster and cheaper than we could build it. For non-material cost, this advanced analytics engine will help us win more business through predictive monitoring and business analytics on top of the platform. This capability is a key part of our three-year road map and we’ll start to have a revenue impact in Q2 of fiscal year ‘12.

In Q3, we also executed a controlled launch of First Mile, which is going as well as any launch in Compuware history. As a reminder, First Mile is a pre-configured appliance with the integrated Gomez and Vantage solution that is up and running within minutes. This controlled launch is giving us the information and positive feedback we need to execute flawlessly on the broader solution launch. We will launch our vertical industry release, our First Mile next week for the retail industry and move forward with specific solutions for other industry segments in the months ahead.

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Compuware Corp.	CPWR	Q3 2011 Earnings Call	Jan. 27, 2011
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We believe First Mile provides us with the best opportunity to become the global standard for APM in the years to come. The overall solution value and time to achieve that value are unprecedented in the industry and certainly can’t be matched through handshake partnerships. Furthermore, the rate of innovation on the SaaS-based platform will allow our customer to achieve best-in-class capabilities rapidly.

Our Covisint solution for secured collaboration improves an outstanding Q3, featuring nearly 33% revenue growth. This growth was driven largely by healthcare revenue, which increased more than 42% in the quarter. Our healthcare segment produced several notable wins, including Northeastern Pennsylvania Health Information Exchange, The Vermont Blueprint for Health initiative, and we just recently announced the Greater Tulsa Health Association Network.

We’re well on track to having four state health information exchanges by the end of the year, obviously conditional timing on the state-based decisions, with additional growth coming from hospitals, medical associations and physician practices. Our quality of care and outcome-based solutions are making a substantial difference in our competitive positioning.

In Q4, a larger portion of Covisint’s recognized revenue will be driven by Patient (sic) [Physician] Quality Reporting Initiative. Covisint is a leading submitter of such data to Medicaid, and our capacity for supporting outcomes-based care will propel future increases in revenue. The manufacturing vertical for Covisint is showing renewed vigor, with a more than 27% jump in revenue year-over-year.

We’re also establishing a market leadership position in the oil and gas vertical, a position we intend to solidify in the coming quarters. In Q3, Covisint backlog grew to nearly $140 million. Bottom line, the Covisint business is growing aggressively with no end in sight. Our biggest objective is to scale thoughtfully without compromising one bit of quality.

Partners remain a critical component of our strategy, with their ability to drive incremental revenue and brand awareness at a lower cost of sales. Both Cisco and Accenture continue to produce meaningful revenues. We gear up to drive greater market opportunities for all of our partners. Our continued focus on managed service providers in the cloud and outsourcers are paying off, as we closed two multi-year commitments this quarter with global service providers.

Partners have brought us into business with global brands like the Olympic Games, Bombardier and AstraZeneca. Our partner focus also extends our capacity for executing in high growth markets. Working with companies like Hitachi, Verizon, AT&T, HCL and Accenture, we’re significantly increasing our footprint in Brazil, India, and China. During fiscal year ‘12 through these partners in Asia-Pac and in Europe, we’ll launch offerings for cloud computing that feature Compuware solutions.

We are also having success with our cloudsleuth.net performance portal, where we now have 14 managed service providers on board and another 10 that are currently being on-boarded. This initiative will not only drive incremental revenues, but will expand our thought leadership position.

Compuware’s mainframe solutions had a solid Q3, with a nearly 34% increase in license fees year-over-year. We’ve seen some uptick from the z10 release that I would expect to continue over the coming years. Renewals remain well over 90%, as the value we deliver continues to be validated by the marketplace. Reducing mainframe operating costs, improving programmer productivity and a transitioning labor force remain key market drivers for these very important solutions. The environment remains competitive, but we are the market leaders in the productivity tools category and as such continue to win.

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Compuware Corp.	CPWR	Q3 2011 Earnings Call	Jan. 27, 2011
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Compuware’s Professional Services business is another positive turnaround story. Be it another quarter, the business produced improved margins year-over-year and grew both revenues and margins sequentially. We have achieved what we expected to be our Q4 goal in Q3 with a stated goal of 15% margin, with the core Professional Services margin of 17%, excluding the Solution Delivery Group. Our focus on differentiated services offerings will allow us to grow that margin even more next year. Our Solution Delivery Group is showing consistent improvement, which is the key to further revenue and margin expansion of our overall services numbers.

Uniface continues to provide solid margins and improved license revenue growth. Uniface’s ability to deliver rich Internet, two-tier and cloud applications makes it a logical choice as development cycles decrease and environments become much more Internet-based.

Our Changepoint results in Q3 were not as strong as we had anticipated. Our more focused go-to-market approach for the solution has great promise and Changepoint revenue appears to be rebounding nicely this quarter in Q4.

Just a quick word around the next step in the company’s organizational structure. Starting on April, Compuware will be organized around solution business units. This structure will maximize operational visibility for management and investors, while increasing focus, agility, custom responsiveness and win rates for every line of business. We’ll tell you much more about these plans on our Q4 conference call.

Our strategy is working and we will continue to strive to deliver market-leading solutions with even greater improvement in operational efficiencies. As we’ve discussed, for fiscal year ‘12 there are many levers that will drive Compuware’s top line growth and margin expansion. Our market-leading mature businesses are profitable and stable. Our SaaS solutions are two of the fastest growing in the world. Our growth drivers are realizing their potential and moving to positions of dominance in their over $1 billion categories. The drive to capitalize our competitive advantage is what keeps us up at night.

We have the opportunity to build Compuware APM to a $2 billion, 40% margin business. Covisint is already the name brand solution for securely sharing information and apps in complex industries. With Covisint’s market leadership established, we’re focused on taking advantage of rejuvenation of the manufacturing industry and the billions of dollars flowing into healthcare.

Meanwhile, we’ll continue to execute on the fundamentals. We need to meet our Q4 and full-year goals. We’re comfortable with the consensus analysts’ estimates for Q4 and the full year. As always, there is work to be done in hitting our Q4 targets and then completing a strong growth plan for fiscal year ‘12. We have the remarkable people and the solutions to make it happen. Now, that we’ve achieved consistency in growth, our focus is to accelerate that growth.

Laura?

Laura Fournier, Executive Vice President, Chief Financial Officer and Treasurer

Thanks, Bob. Q3 was another positive step forward for Compuware, as we continue to achieve consistent results. This quarter’s results are highlighted by 7.5% year-over-year top line revenue growth. Also during the quarter, our operating margin jumped to 20%, up from 15.7% from the year-ago period and 18% last quarter. Our efforts to grow the business while keeping cost in line continue to show results.

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Compuware Corp.	CPWR	Q3 2011 Earnings Call	Jan. 27, 2011
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In terms of cost, total operating expenses for the quarter came in at $197 million within our stated guidance of $195 million to $200 million. We have a firm grasp on expense management across the company with a singular focus on impactful investment in those areas that present the greatest promise. Our effective tax rate for the quarter was 33.1%. The lower-than-anticipated tax rate for this quarter is primarily attributable to the passage of tax legislation in December that included among other things the retroactive extension of the research and experimentation credit back to January 1, 2010. We anticipate the effective tax rate for Q4 to come in at 36%.

For the first nine months of fiscal year ‘11, operating cash flow was $35.8 million. Obviously, we expected cash flow to be higher at this point in the year and given the importance of timing and the equation, we believe cash flow from operations will be between $175 million and $200 million for the year.

While this is a disappointment, I don’t believe it is cause for concern. Numerous factors impact operating cash, including when a deal closes in the quarter, payment options and the term of the transaction. Given where we are at, the $175 million is certainly attainable, while the $200 million is still possible and definitely the target we are aiming at. We are in a strong cash position. We have ample funds to operate our business and a rock-solid balance sheet with no debt.

With that said, I want to make something very clear about our cash collections. Our accounts receivable are and have always been tremendously secure. As our customer base is primarily composed of the largest and most successful companies in the world, there is very little risk of default and our history with these customers supports this.

We have no issues collecting our receivables. Our customers fully understand the value they receive from our solutions and always pay to continue receiving that value. In fact, our over 90 days AR represents only 1.5% of our total receivables, of which more than 50% was collected in the first half of January.

Regarding the stock buyback, in Q2 we repurchased approximately 5.4 million shares for about $57.6 million. We will continue to purchase shares as market and business conditions allow.

Q3 represents another good performance for Compuware and with each successive quarter we continue to see ample evidence that our strategy and the implementation of our strategy is working. Be it top line growth, the mounting success of our key growth drivers such as APM and Covisint, and margin expansion on the services business, the consistent stability of our maintenance space or the improvement in our overall operating margins, the momentum we are experiencing across the organization is abundantly apparent.

The bottom line is that Compuware is in fantastic shape and in prime position to take advantage of the tremendous opportunities that we all know are there for the taking.

Lisa?

Lisa Elkin, Vice President, Investor Relations, Marketing and Communications

Thank you very much, Laura. Ladies and gentlemen, we will now be happy to take your questions.

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Compuware Corp.	CPWR	Q3 2011 Earnings Call	Jan. 27, 2011
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QUESTION AND ANSWER SECTION

Operator:  [Operator Instructions] Our first question then is from the line of Kirk Materne with Evercore Partners.

<Q – Kirk Materne>: Ah, yeah. Thanks very much. Bob, as for the question on Gomez obviously on a year-on-year basis the growth was very strong. I was just kind of curious, it was only up about 1% sequentially and given it’s a SaaS business, I was sort of expecting it to be priced a little bit more than that. Is there just anything mechanically going on there that you could talk through or is there anything sort of I’m missing in thinking that out?

<A – Bob Paul>: Yeah, there were some Q1 and Q4 deals – Q4 deals from last year Q1 deals, some rev rec [revenue recognition] issues that actually accumulated a little bit of revenue into Q2. So it created a little bit of an artificial bump on the run rate of traditional subscription revenue. So the important numbers we’re looking at there is, I mean they hit their target, their internal targets and 25% – over 25% growth year-on-year. But sequentially it was skewed a little bit by the Q2 number.

<Q – Kirk Materne>: Okay, that’s helpful. And then on Vantage, you talked about there was a handful of deals that slipped. Can you just give us maybe some indication of the magnitude of those deals, I mean are they six-figure deals, seven-figure deals? I mean it sounds like they’re on the first quarter and how do you feel about your ability to close those deals now?

<A – Bob Paul>: Yeah. Most of them were six figure, there is one in the seven figure. Few of them have already closed. We’re starting out with a big jump. But we’re now – we now have this forecast process pipeline commit down to a science. And this quarter we’re starting off in a much stronger position than what we started out in Q3. So we’re very encouraged by – providing that we continue to work hard, we’re very encouraged by having a strong Q4 for Vantage.

<Q – Kirk Materne>: Right. And then Laura, maybe a question for you on the cash flow. What I understand is that a lot of puts and takes that go into that, but as you look forward and I don’t want to get too much into fiscal ‘12, but as you look forward to fiscal ‘12 with the assumption that margins will continue to expand and net income will continue to move higher. I mean is there any major I guess headwinds from a working capital perspective that we should keep in mind just to try to get a sense on that? I mean meaning if you’re growing those metrics, should we expect at this sort of base of cash flow in 2011 should have the ability to grow in fiscal ‘12?

<A – Laura Fournier>: Absolutely. And I really think that this quarter, I mean we are just seeing the effect of our slower mainframe quarters at the beginning of the year. We had a soft Changepoint quarter. Vantage deals slipped a little. It all just combines to push out our cash flow, not eliminate it, it’s just. And then given the timing of deals in this fourth quarter, we’ll really dictate how the cash flow goes for the end of the year. But it certainly isn’t going away, it’s just pushing forward.

<Q – Kirk Materne>: Okay, thanks a lot. I’ll turn it over to some other folks. Thanks.

<A – Bob Paul>: Thanks, Kirk.

Operator:  Our next question is from Aaron Schwartz with MKM Partners. Please go ahead.

<Q – Aaron Schwartz>: Good afternoon. I had a question on the mainframe business, obviously a good performance here in Q3. Is there any way you can talk directionally about sort of the renewal pipeline coming into Q4, obviously the second half is strong for you in that respect? But this Q4 sort of will flat with the renewal pipeline you saw in Q3 or directionally, can you help us out there with some color?

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Compuware Corp.	CPWR	Q3 2011 Earnings Call	Jan. 27, 2011
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<A – Bob Paul>: Yeah, I’ll do the best as I can, Aaron. It’s a difficult – it’s a slightly difficult number to predict versus the other numbers that we see. We saw the mainframe MIPS as reported by IBM grow substantially. Some of those is new capacity and some of those are just replacing existing MIPS with new hardware. So obviously the new capacity impacts us directly and the other ones don’t.

So the capacity deals are tough because we don’t always know and have full insight into the timing when these MIPS come online. As you said, the second half of the year, we have four times the number of maintenance renewals. We were conservative all along this year because as we stated before, of our top-15 customers only one has a scheduled renewal for this year.

So some of the big deals that we typically see have not been there that will come up in later cycles, but we’re encouraged. We really are encouraged by the numbers that we saw in Q3 and we’re very encouraged by the numbers that IBM reported and if we can establish a new baseline based upon this quarter, we’re going to be in great shape.

<Q – Aaron Schwartz>: Okay. And then I don’t know if you care to add to this, but of those 15 deals you mentioned, do those pick up in fiscal ‘12 in terms of coming into the renewal pipeline?

<A – Bob Paul>: Yes, they do. I don’t have it right with me, but I’ll be able to give you an exact feel for that as we – and maybe on our next earnings call we can give you some color around the renewal opportunities.

<Q – Aaron Schwartz>: Okay, that’s helpful. And then again, I know you probably don’t want to talk too much about the fiscal ‘12 model yet. But obviously you’ve seen some terrific margin expansion here on the first part of the year. Is there any way you can sort of add color in terms of the way you’re thinking about the business into next year from a margin perspective?

I mean should obviously the SaaS businesses see tremendous amount of scale as they come into the mix? I mean do those get up to the overall company margin next year or is there any way you could talk at a high level about how you’re thinking about margins at this point?

<A – Bob Paul>: Yeah. I can tell you exactly how we’re thinking about it and then we’ll provide more color on the Q4 call. So we have a trajectory of growth with each of our solution lines right now. We’ll extend that trajectory into fiscal year ‘12. Then we have additional levers on the business that will drive top line revenue growth and margin expansion.

Some of those levers include improved sales productivity. So I know that sounds like a general theme, but we can measure that down to the individual and our average productivity so far to date has gone up substantially per rep. Now there is still room for improvement and we’ll see that growth continue into fiscal year ‘12.

First Mile will hit the marketplace and that is another lever. The CloudSleuth MSP program that will drive incremental revenue through those – all those partners that I talked about through CloudSleuth into the Gomez platform and then into the whole application delivery chain is another lever that will be incremental to the trajectory we just talked about.

The partners and channels numbers, we still fully expect especially because of the success we’ve seen this year in its initial launch to come in and represent about 25% of our revenue in fiscal year ‘12. Obviously, the scale of that is much more top line-based and obviously not as much as costs, and our partners will win substantially from that because they’ll add services consultancy capabilities and/or hardware capabilities around those.

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Compuware Corp.	CPWR	Q3 2011 Earnings Call	Jan. 27, 2011
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So we’re looking at also some levers on the services side. I talked briefly about them. We are very encouraged about the ability to grow or improve our margin expansion as top line revenue grows. The only thing that would slow that down at all is that we have a Gomez platform that we still need to build out some additional infrastructure in Asia-Pac and in South America to make sure that we are best-in-class in those geographies. Obviously that will have a return on investment, but not the equal ratio that would see in that growth in North America as an example. So that’s how we’re thinking about it.

One of the comment, if you’ll allow me, the other thing is this business unit structure I’ll comment a little bit about, when we want to add cost or programs or anything else, there’ll be a counterbalance to that. Based upon an ROI inside the company, the business unit will basically sign up on to make sure that we’re all agreeing their internal controls to measure and drive any return on investment on new investments that we want to make, whether it be sales tools, whether it be infrastructure, whether it be in people, what have you. And I think that’ll increase our efficiency and discipline and that ultimately will hit the bottom line next year also.

<Q – Aaron Schwartz>: Great, that’s helpful. And one last one if I can squeeze one in?

<A – Bob Paul>: Sure.

<Q – Aaron Schwartz>: On the Covisint business within the healthcare opportunity, there’s been some consolidation there with some private companies been scooped up in the last couple quarters here. Can you talk about sort of your go-to market? I mean do you feel you need some more partnerships to really sort of cover the opportunity out there or are you at all capacity constrained on the distribution side, or can you just add some color there?

<A – Bob Paul>: Yeah. Let’s say, it’s something that we look at every week in the Covisint business. There is a remarkable amount of activity out there in the healthcare information exchange world. And in the state government area, there’s been a lot of hurry up and wait. We’re starting to see some of that come through and we think we have a very good model for scaling fast the ability to deliver high-quality implementations.

On the other side, on the sales side on the healthcare piece, I think we’ve got great coverage. And I know they’re going crazy with activity, but we also have some great, great partners there that are helping us scale that, including AT&T, including the American Medical Association and a number of other solution partners that are pulling us in and vice versa.

So we’re not concerned at this point, but we’re missing any opportunities because of our size. If that does become a problem in fiscal year ‘12, which it might, we’ll move aggressively in that area, whether it be through acquisition or strategic partnerships.

<Q – Aaron Schwartz>: Terrific. That was helpful. I appreciate you taking my questions.

<A – Bob Paul>: My pleasure. Thank you.

Operator:  [Operator Instructions] Our next question is from Mike Latimore with Northland Capital Markets. Please go ahead.

<Q – Mike Latimore>: Yeah. Good afternoon. Just a point of clarification on Gomez, how many net new customers did you say Gomez had in the quarter?

<A – Bob Paul>: 133.

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Compuware Corp.	CPWR	Q3 2011 Earnings Call	Jan. 27, 2011
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<Q – Mike Latimore>: 133, thank you. And then for Gomez sales, what percent of those sales are typically sold with another product, particularly Vantage or say into a customer that already has Vantage?

<A – Bob Paul>: Yeah, that’s a good question. So there’s a very small percentage right now that are sold both Gomez and Vantage at the same time. There’s typically add-on opportunities, and there are two ways I’ll characteristic the cross-selling activity of the two groups. It has been light, but where it has happened it has been remarkably successful. So the win rate is very high, but the cross-selling activity has not been high enough.

One of the ways in which we’re working on solving that is through this business unit structure. Basically we’ll have an integrated sales organization with the ability to have everything in their kitbag and a very well-defined maturity model. So it’ll be in the best interest of our customers to basically take them from where they’re at today and evolve them into a best-in-class application performance management company. And you’ll start to hear less about Gomez and Vantage and more about the overall APM business unit growth in sales and profitability moving forward, and we’ll still have the ability to carve out subscription to give you better transparency. But the point is, with the First Mile appliance, we basically have a single solution that is driving inside the data center visibility and full capability of outside the firewall measurements and testing, and we plan on expanding that appliance’s capability throughout the year.

<Q – Mike Latimore>: Great. Thank you. And then on the mainframe business, you mentioned only one of your top-15 customers are scheduled for renewal. The ones that aren’t scheduled for renewal, have you seen any of those order capacity sort of ahead of the renewal timeframe?

<A – Bob Paul>: Yeah. I think I understood your question. We are seeing – there have been some requests and some conversations going on that our traditional fiscal year ‘12 renewals to get them done this quarter. We are not going to make any bad business decisions. We feel very good about the mainframe business, and we will do what’s in the best interest of the long-term growth of the company.

So we’ve done a great – our client management group has a done a great job of establishing our value and return on investment, so case studies inside all of our mainframe accounts. And I think we have a pretty good basis for conversation. Where it makes sense, we might move a few of those into this quarter. But overall, we just are still somewhat dependent upon some of the cycles that we go through. And that’s what we’re dealing with now.

<Q – Mike Latimore>: Okay, great. Thanks a lot.

<A – Bob Paul>: Thanks, Mike.

Operator:  Our next question is from Gabe Lowy with Mizuho Securities.

<Q – Gabe Lowy>: Good afternoon, folks. Bob, do you need a glass of water yet?

<A – Bob Paul>: No, I’m good. I’m good, thank you. It’s tough having a board meeting and an earnings call on the same day though. You’re pretty wiped out by the time you’re done.

<Q – Gabe Lowy>: I bet. I don’t know which one is tougher?

<A – Bob Paul>: Depends on your questions.

<Q – Gabe Lowy>: Yeah, two brief ones on the performance management side. One, if you can characterize any changes in the competitive environment, who you’re seeing more of, who you’re seeing less of. We saw CA’s results. Tonight we’ve seen OPNET’s results. NetScout also, less so of a competitor. But what are you seeing, who is moving up, who is not moving up or who is moving down?

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Compuware Corp.	CPWR	Q3 2011 Earnings Call	Jan. 27, 2011
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<A – Bob Paul>: Yeah. I’m going to be brutally honest, because we pay very close attention to what the competition is doing. And we’ve seen very little change either up or down in number one competitive value propositions or competitive positioning. Our overall APM business, as you can see, grew – is growing substantially. We just had our best bookings quarter, which is a sign of future growth or future revenue for Gomez, and they just had their best quarter ever from a bookings perspective, and we’re just, honest to goodness, we’re just getting going.

The integrated sales force we’re delivering some very, very cool business impact, value proposition stuff next quarter. The channels are starting to really show signs of maturity, and we have – I think at the expense of some of our competition made some considerable inroads with partners, so that’s been positive. We’re making considerable inroads in other geographies where there may be local competition that you probably haven’t heard of.

But overall, I’ve listened to the earnings calls of companies that were not tonight, obviously, because they’re simultaneous tonight. And our growth rates, our value proposition footprint and our strategy moving forward, meaning we’re just going to keep on innovating, innovating, innovating. I think there is a little bit of downside in somebody not having a comparable footprint yet, because it sort of validates the strategy, and then you’ve got sort of two big companies to deal with. We’ll look forward to that hopefully towards the end of this year. But there is no real changes that we’re seeing in our competitive landscape.

<Q – Gabe Lowy>: Okay. And just to follow on to that, BEZ brings some interesting technology that you can integrate and build out, both inside the platform and perhaps even individually. Is that the type of thing that you’d be looking at? Are you feeling good about, well, I know you are feeling good about the portfolio now in APM, but are there pockets where you’d like to go out and find other types of BEZ type of deals that broaden the platform even more, give you more touch points with the customer?

<A – Bob Paul>: Yeah. Let me talk about BEZ real quickly, so you can understand how that fits in. So we’ve got a three-year strategy in our APM business and the first besides all the ease-of-use stuff, more analytic – that kind of stuff that we’re adding all the time. The next major footprint that we will add is sort of this business intelligence layer.

Now a lot of people are talking business intelligence, predictive analytics, not in APM, but in other areas of IT. The challenge is, a lot of these companies don’t have access to the data, so that’s what they struggle with. We have access to massive amounts of data that comes in, that can provide very quick and value-based business intelligence, but it takes incredibly complex algorithms and analytics and engines and people, very bright people to be able to apply those.

With BEZ, and we were looking at some of the other predictive analytics companies before we picked up BEZ, both the ones we were looking at got picked up for $100 million. BEZ was a non-material cost, mostly because they hadn’t really gotten going from a market share perspective, but their technology capability we believe was as good as any of the others.

And so, uniquely applying predictive analytics and business intelligence on top of this wealth of information we’re grabbing from around the world, getting down into the individual application components, so we can start to show not just where the applications are performing poorly, but what elements from third parties, or CDNs, ISPs, or partners that are starting to have an impact on the end app is going to be critical.

The next big push that we’ll have, and I’m not going to say much about it for competitive reasons, is what we’re calling active performance management. Certainly we’re continuing to look and analyze that marketplace to see if anything makes sense. There is absolutely nothing imminent. The only other thing I’ll tell you is that our Board is very anxious to get to a position of a 40% market share of a $6 billion to $7 billion addressable market as predicted by the analysts by 2013.

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Compuware Corp.	CPWR	Q3 2011 Earnings Call	Jan. 27, 2011
Company ▲	Ticker ▲	Event Type ▲	Date ▲

You can do the math. That’s a tremendous amount of growth, and – in the next two years, and we’re certainly not going to get there completely organically. So we’ll be careful. We’ll take a look at everything. When we see great value out there, like we did with BEZ, we’ll run at it, but nothing imminent right now.

<Q – Gabe Lowy>: Thank you. All right. Good luck going forward.

<A – Bob Paul>: Thank you.

Operator:  Our next question is from the line of Francisco Penafiel with Noble Financial.

<Q – Francisco Penafiel>: Good afternoon. Thank you for taking the question. Maybe I missed it, but can you tell us the revenue breakdown domestic versus international?

<A – Laura Fournier>: We have that.

<A – Bob Paul>: We have somewhere, we probably could.

<Q – Francisco Penafiel>: Because we heard some action in China and Brazil, what about other regions, I don’t know if you guys can expand on that?

<A – Bob Paul>: Yeah. Why don’t I give it overall color, and then if, that’ll give time for Laura to get the specific numbers out. So we’re doing very well in North America. We had – we were slightly down in our expectations in Europe. We’ve seen consistent growth. We’ve got some new leadership out there over the last six months that’s having a very positive impact on our business in Asia-Pac.

And nice numbers – I think solid numbers coming in from ANZ and Japan. And then Latin America, we had a very strong quarter in APM. So overall I’d say the only, only area that’s giving us another look and we’re getting a little bit more involved in is some of the European numbers, but nothing dramatic I would say.

<Q – Francisco Penafiel>: Okay, that was helpful. Thank you. This one would be about Covisint. I can see there healthcare was really strong, but what about the other verticals in the quarter?

<A – Bob Paul>: So the manufacturing grew 27% year-over-year in revenue growth, much higher in billings. There is – we’re early market in the oil and gas industry. And we’re basically establishing a name and a very unique footprint in value proposition there. And, that obviously takes time, but so far so good. The nice thing about the existing contracts in the oil and gas industry is that they’re rapidly expanding in our existing customer base and obviously there are a magnitude of prospects that we’re getting in front of that are trying to understand better what the category is all about.

Because there is nothing – there’s nothing exactly that we’re doing that exists today. So it’s an education cell and those obviously take a little bit longer than an existing category. So we do have a, I would call an incubator model. And again we’re not attracted from any of the other verticals. When we start something up, it’s the separated people and resources. An incubator model in some of the franchise area, we’ve got a couple of very nice contracts there that we’re building out and we’re reviewing to see, is that something that we want to invest more heavily in as it comes out of the incubator stage.

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Compuware Corp.	CPWR	Q3 2011 Earnings Call	Jan. 27, 2011
Company ▲	Ticker ▲	Event Type ▲	Date ▲

<Q – Francisco Penafiel>: Thank you. Maybe this question is for Laura. Laura, can you help us with the stock-based compensation during the quarter?

<A – Laura Fournier>: Sure. For the quarter it was $4.2 million.

<Q – Francisco Penafiel>: Okay.

<A – Laura Fournier>: Year-to-date is $13.4 million.

<Q – Francisco Penafiel>: All right. Okay. So I’m going to follow up with you guys there on with a breakdown in revenues for domestic and international?

<A – Laura Fournier>: It’s on the sheet that – with the press release and the total product revenue by geography, North America was $96.1 million – $96.2 million.

<Q – Francisco Penafiel>: Okay.

<A – Laura Fournier>: International is $88.1 million.

<Q – Francisco Penafiel>: Awesome. Thank you, guys.

Operator:  And ladies and gentlemen, we will now conclude the question-and-answer portion of today’s conference call. I’d like to turn the call back over to Ms. Lisa Elkin.

Lisa Elkin, Vice President, Investor Relations, Marketing and Communications

Thank you very much. Thank you very much, ladies and gentlemen. We will adjourn this conference call. Thank you very much for your time and interest in Compuware and we’d hope you have a pleasant evening.

Operator:  And ladies and gentlemen, today’s conference call is being made available for replay starting today at 7:00 p.m. on the Eastern Time Zone. That will run for one week until Thursday, February 3, 2011.

You can access our service by dialing 800-475-6701 or outside the United States at 320-365-3844. And enter at the voice prompt, the access code of 182384. Those numbers again are 800-475-6701 or outside the U.S. at 320-365-3844 and again the access code 182384. That does then conclude our conference call for today.

Thank you for your participation. You may now disconnect.

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